AMENDMENT TO SCHEDULE A
                                     OF THE
                               CUSTODIAN AGREEMENT

                     PORTFOLIOS OF PBHG FUNDS (THE "TRUST")

         This Schedule A to the Custodian Agreement (the "Agreement") dated October 17, 1996, as amended, by and between First Union National Bank (formerly, CoreStates Bank N.A.) and the Trust, is amended as of the 29th day of October, 2001 to add the PBHG Clipper Focus Fund, PBHG Disciplined Equity Fund, PBHG IRA Capital Preservation Portfolio, PBHG New Perspective Fund and PBHG REIT Fund to the Agreement. The Funds of the Trust that will receive services pursuant to the Agreement are:

PBHG Growth Fund
PBHG Emerging Growth Fund
PBHG Large Cap Growth Fund
PBHG Select Equity Fund
PBHG Cash Reserves Fund
PBHG Technology & Communications Fund
PBHG Core Growth Fund
PBHG Limited Fund
PBHG Large Cap 20 Fund
PBHG Large Cap Value Fund
PBHG Mid-Cap Value Fund
PBHG Strategic Small Company Fund
PBHG Small Cap Value Fund
PBHG Focused Value Fund
PBHG New Opportunities Fund
PBHG Global Technology & Communications Fund
PBHG Clipper Focus Fund
PBHG Disciplined Equity Fund
PBHG IRA Capital Preservation Fund
PBHG New Perspective Fund
PBHG REIT Fund


Date: October 29, 2001

PBHG FUNDS                                  FIRST UNION NATIONAL BANK


         /s/Lee T. Cummings                          /s/Ellen C. Krause
         Lee T. Cummings                             Ellen C. Krause
By:______________________________           By:____________________________

Title:   Chief Financial Officer                     Title:  Vice President